UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2023

KIROMIC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39619	46-4762913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7707 Fannin, Suite 140

Houston, TX, 77054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 968-4888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	KRBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2023, the Board of Directors of Kiromic BioPharma, Inc. (the “Company”) appointed Pam Misajon and Mike Catlin as members of the Board of Directors. Ms. Misajon has been appointed chair of the Nominating and Corporate Governance Committee and member of the Compensation Committee and Mr. Catlin has been appointed chair of the Audit Committee and member of the Nominating and Corporate Governance Committee.

Pam Misajon brings to the Company more than three decades of experience with a comprehensive background in drug development, regulatory affairs and clinical operations, as well as product commercialization strategies. She has held several high-profile positions within the biopharmaceutical industry, including currently serving as Chief Compliance Officer and Vice President of Operations, Regulatory and Quality Affairs at Suneva Medical.

Prior to Suneva Medical, Ms. Misajon held positions at several pharmaceutical companies, including Vice President of Regulatory Affairs at Neomend, where she played a key role in securing regulatory approvals for multiple breakthrough therapies. She also held executive regulatory and clinical affairs positions at Ellipse Technologies, Pegasus Biologics, and IntraLuminal Therapeutics.

Ms. Misajon received a B.A. in Business Management from the University of Phoenix, San Diego Campus.

As Senior Vice President, Chief Information Security Officer, and Head of Technology Services at Capital Group from 1994 to 2022, Mr. Catlin played a pivotal role in transforming the organization's approach to security. He modernized and expanded the company’s security program, evolving IT to a top business priority. He also had a significant impact on technology infrastructure at Capital Group, overseeing 500 global associates and a $400 million annual budget. His initiatives resulted in improved system availability and streamlined operations to support business growth and effective cost control.

Mr. Catlin serves on Capital Group’s audit committee, the operations risk oversight committee, the information security steering committee, and the American Funds Service board. He is also Chair of the Investment Company Institute.

Mr. Catlin received a B.S. in Business Computer Methods and an M.S. in Computer Science from California State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kiromic BioPharma, Inc.

Date: July 24, 2023	By:	/s/ Pietro Bersani
Pietro Bersani
Chief Executive Officer

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